EXHIBIT 23.2


[KPMG LOGO]

                              [GRAPHICS OMITTED]

        KPMG LLP
        CHARTERED ACCOUNTANTS

        Suite 3300 Commerce Court West                  Telephone (416) 777-8500
        PO Box 31 Stn Commerce Court                    Telefax (416 777-8818
        Toronto ON M5L 1B2                              www.kpmg.ca





           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





The Board of Directors Labatt
Brewing Company Limited




We consent to the incorporation by reference in the Registration Statement (Registration No. 333- 117277) on Amendment No. 1 to Form F-4 dated August 9, 2004 of Companhia de Bebidas das Americas - AmBev ("AmBev") and Companhia Brasileira de Bebidas of our report dated February 6, 2004 (except as to note 1 which is as of May 31, 2004) relating to the combined balance sheets of Labatt Canada as at December 31, 2003 and 2002, and the related combined statements of earnings, parent's investment and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in Amendment No. 1 Form 6-KA filed by AmBev on August 5, 2004.





/s/   KPMG LLP



Toronto, Canada
August 9, 2004